DAVIDSON & COMPANY LLP

Chartered Accountants                 A Partnership of Incorporated Professional

Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form 20-F of Horizon Industries Ltd. of our report dated May 30, 2007 appearing in the Prospectus, which is part of such Registration Statement, and to the reference of us under the heading "Experts" in such Prospectus.

“/s/ DAVIDSON & COMPANY LLP”

Vancouver, Canada	Chartered Accountants

February 12, 2008

1200 – 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, BC, Canada, V7Y 1G6

Telephone (604) 687-0947  Fax (604) 687-6172